UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

AMENDMENT No. 2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

STRONG SOLUTIONS, INC.
(Exact name of registrant as specified in our charter)

NEVADA	38-3942046
(State or other jurisdiction of incorporation or organization)	I.R.S Employer Identification No.)

2/13 Korolenko Str Kharkov, Ukraine	61000
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code	011+380-993-87-5414

Securities to be registered pursuant to Section 12(b) of the Act:	None

Securities to be registered pursuant to Section 12(g) of the Act:	Common Stock, $0.0001 par value
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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	TABLE OF CONTENTS
Item		Page
1.	Business	3
1A	Risk Factors	7
2	Financial Information	16
3	Properties	19
4	Security Ownership of Certain Beneficial Owners and Management	19
5	Directors and Executive Officers	19
6	Executive Compensation	19
7	Certain Relationships and Related Transactions, and Director Independence	20
8	Legal Proceedings	20
9	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	20
10	Recent Sales of Unregistered Securities	20
11	Description of Registrant’s Securities to be Registered	21
12	Indemnification of Directors and Officer	21
13	Financial Statements and Supplementary Data	22-39
14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosures	40
15	Exhibits	41
16	Signatures	42

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USE OF PRONOUNS AND OTHER WORDS

The pronouns “we”, “us”, “our” and the equivalent used in this registration statement mean Strong Solutions, Inc. In the notes to our financial statements, the “Company” means Strong Solutions, Inc.  The pronoun “you” means the reader of this registration statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This registration statement contains “forward–looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and such statements are intended to enjoy the benefit of that act. Unless the context is otherwise, we use words such as “anticipate”, “assumption”, ” believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “objective”, “outlook”, “plan” and “plans”, “potential”, “predict”, project” and “projection”, “seek”, “should”, “will continue”, “will result” and “would”, or other such words, whether nouns or pronouns and verbs or adverbs in the future tense and words and phrases that convey similar meaning and uncertainty of and information about future events or outcomes and statements about performance that is not an historical fact to identify these forward–looking statements. Such words and statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward–looking statements are qualified in their entirety by reference to the factors discussed throughout this document. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to us on the dates noted, and we assume no obligation to update any such forward–looking statements. It is important to note that our actual results may differ materially from those anticipated in such forward-looking statements due to fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which we conduct operations, including our plans, objectives, expectations and intentions and other factors discussed elsewhere in this registration statement.

There are a number of important factors beyond our control that could cause actual results to differ materially from the results anticipated by these forward–looking statements. While we make these forward–looking statements based on our beliefs and on various factors and using numerous assumptions using information available at the time we make these statements. Forward-looking statements (i) are neither predictions nor guaranties of future events or circumstances, and (ii) the assumptions, beliefs, expectations, forecasts and projections about future events may differ materially from actual results. You have no assurance the factors and assumptions we have used as a basis for forward–looking statements will prove to be materially accurate when the events they anticipate actually occur in the future; and, you should not place undue reliance on any such forward–looking statements. We undertake no obligation to publicly update any forward–looking statement to reflect developments occurring after the date of this registration statement.

Item 1. Description of Business

We were incorporated on June 18, 2014 in the State of Nevada. Andrii Guzii is our founder.

Services

Mr. Guzii founded us to engage in real estate management and consulting, maintenance and rehabilitation, construction equipment rental business in Eastern Europe, and specifically in Ukraine. At the date of this registration statement, we have one client (Protel Management)for whom we provide property management service for real estate located in Kharkov, Ukraine and we have one client (firm Marcus ) for whom we provide construction equipment rental service. From both clients we received income of the past three years . It has been the source of all the revenue we have received since inception.

Also ,we will offer rehabilitation of properties with equipment rental services useful in appropriate maintenance and repair. We are committed to expanding the scope of services offered, while ensuring that we can support client relationships with best-in-class service.

 For Protel Management, we provide real estate management in Ukraine. The services we provide include identifying suitable opportunities for future real estate development and construction, oversight of development and construction of real estate managed by Protel Management, and the management of residential and commercial real estate, represented by Protel Management to consumers residing in and outside of Ukraine.

 For firm Marcus in which we agreed to provide the construction equipment for rent. This equipment includes: Scaffolding and Rafters for outside and inside work.

When the height of rooms or buildings does not allow to use of stairs or ladders and the use of a crane is not cost-effective in this case our equipment is in demand. When building not high walls the scaffolding also demand.

We consider perspective business development direction in rehabilitation property services because the infrastructure across Ukraine is being adversely impacted by the conflict with neighboring Russia, thus requiring high quality, cost efficient solutions to make such properties usable again. Our potential customers can be the owners of such real estate objects .

We are going to hire new employees ,who live directly in the places where the most damage occurred for real estate to implement this perspective development .

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committed to expanding the scope of services offered, while ensuring that we can support client relationships with best-in-class service.

Revenues

We bill our services per contract on an individual-property basis.

Marketing Program

The primary objective of our marketing program is to establish us as a leader in providing property management and maintenance, rehabilitation as well as construction equipment rental. We plan to accomplish our business objectives through a multi-faceted marketing program consisting of the following elements:

•	media relations;

•	advertising;

•	community outreach.

We have designed our public relations program to gain media coverage, increase visibility, and heighten awareness of us and our services and capabilities. We will use national and regional business and vertical-industry press to carry out our public relations program. The goals of our public relations program are:

•	Clearly establish us as a provider of property management, , and rental equipment services;

•	Differentiate us and our services from competitors;

•	Create a greater awareness with potential clients and partners; and

•	Identify us as strong, trusted, and progressive through our partnerships and services.

Advertising

We plan to implement strategic advertising campaigns focused on brand name recognition. Our advertising campaigns will generally focus on print, using industry publications, as well as local online and newspapers. We have identified these forms of advertising as being the most effective means for reaching potential clients in our target markets. We also use the website www.arendasklad.biz as a means of advertising and as an electronic brochure for generating sales leads and increasing market awareness. We do not manage the properties pictured on our web site, which are examples of the types of properties we expect to manage in the future and are provided for marketing purposes. We will also consider other means of advertising.

We are implementing procedures to control advertising and promotions. These procedures are necessary to assure our proper representation and include review of all advertising material and restrictions on how our clients and others can advertise using our brand.

Pricing

Costs associated with the customer acquisition, retention, overhead and management and continued servicing are budgeted individually for each project. Contingencies are allowed for as deemed necessary. Then our pricing will be reviewed based on competitors’ prices, along with a market survey of the satisfaction with these prices and the associated services. We are of the opinion that the pricing of our services will represent a savings to the customer and yet provide us a better-than-market sales price.

Business Strategy

We intend to provide property management, maintenance, rehabilitation to meet our clients’ needs supported by highly qualified and experienced team of professionals we intend to employ. Our strategy is to leverage broad geographic reach, long-term client relationships, and full-range and service offerings to become a large, robust property management firm. We have adopted a multi-step growth plan:

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•	Offering property management services for both commercial and residential spaces. The infrastructure across Ukraine is being adversely impacted by the conflict with neighboring Russia, thus requiring high quality, cost efficient solutions to make such properties usable again.

•	Offering construction equipment rental for those properties that already have their own maintenance teams but don’t own their own equipment outright. The inventory of equipment that we will hold for rental will also be available for use with our property rehabilitation and property management services.

•	We are first offering our services in Kharkov, and plan to expand our reach on a city-by-city basis, expanding geographically to meet the demand for property management and as well as property rehabilitation and construction equipment rental.

•	We seek to be a ‘one-stop shop’ for the building owners. Additionally, for those building owners who either cannot afford a full-time property manager, or have so few properties that they prefer to manage themselves, we offer property management and rehabilitation services to help those building owners make the most of their time and extract the most value from their property.

Market Analysis

We believe the market for our property management and, as well as our construction equipment rental initially consists of small individual building owners who lack the time or proficiency to manage their own properties in a profitable manner or adequately repair damaged properties. Kharkov, along with Kiev, Dnepropetrovsk, Odessa and multiple other cities offer pockets of dense population and areas where we believe building owners will benefit from our services.

Sales Objectives

We are introducing our services to the marketplace, which we believe will benefit us because of the opportunities that are presented due to the current political and military situation in Ukraine. Our sales strategy looks to convert sales in the following ways, depending on the perceived needs of individual building owners:

Sales Process 1:

•	Construction equipment rental

Sales Process 2:

•	Construction equipment rental

•	Upsell to property rehabilitation

Sales Process 3:

•	Property rehabilitation

Sales Process 4:

•	Property rehabilitation

•	Post rehabilitation property management

Sales Process 5:

•	Property rehabilitation

•	Post rehabilitation property management consulting

Sales Process 6:

•	Property management

Sales Process 7:

•	Property management consulting

Sales Process 8:

•	Property management consulting

•	Upsell to property rehabilitation or construction equipment rental.

The foregoing does not include all of the ways we expect to convert leads to sales.

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Strategic Partners and Alliances

We expect to leverage sales and delivery alliances with companies whose capabilities complement our own, either by enhancing our services, or by helping extend offerings to new geographies. By combining alliance partners’ products and services with our capabilities and expertise, we intend to create innovative, high-value business solutions for our clients. Some alliances will be specifically aligned with our offerings, thereby adding skills, technology and insights that are applicable across the real estate and construction industries. Currently, we do not have any strategic partners or alliances.

Governmental Regulation

Laws and regulations impose environmental zoning restrictions, use controls, disclosure obligations, and other restrictions that affect the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities. Transactions in which we are involved may be delayed or abandoned as a result of these restrictions.

In Ukraine, there is no one statute that governs a foreign entity conducting business within the country. Even though we are headquartered and operate in Ukraine, the laws applicable to us as a Nevada USA corporation include requirements that (a) we take out liability insurance on behalf of any full-time employees and (b) we maintain adequate books and records and periodic financial statements. We are also subject to various consumer protection laws that prohibit the use of fraudulent or deceptive practices.

Competition

The property management, property rehabilitation and construction equipment rental businesses are competitive and have relatively low barriers to entry. We compete locally, and expect to eventually compete on a countrywide basis, with a variety of primarily local companies that offer similar services. Based on our review of advertisements, we believe the majority of these companies engage in real estate sales and offer property management services, but not property rehabilitation construction equipment rental and some are affiliated with the owners or operators of properties where they provide their services. Many of our competitors have had many more years of business experience, may have proprietary processes and have greater financial and personnel resources including marketing and sales organizations, and may provide their services at lower rates. We do not believe any one company holds a dominant share of the local or countrywide market on which we are focused.

Strategic Positioning

We intend to capitalize on the opportunities the property management market presents through our competitive advantages which include:

•	‘one-stop shop’ availability of services;

•	reliability;

•	cost of services; and

•	quality of services.

Sales Objectives

We intend to introduce our products and services to the marketplace for existing and new clients to capture revenue streams from new clients as well as utilizing existing relationships, and obtain new revenues as the market matures. We believe our path to revenue and growth will be through acquiring clients:

•	from organizations with which our management has existing relationships;

•	from competitors by demonstrating superior, quality, and reliability at a lower cost;

•	by implementation of our marketing plan.

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Employees

Mr. Guzii is our only employee at the date of this registration statement. We do not have an employment agreement with Mr. Guzii. Mr. Guzii will devote his time and efforts as needed when operations and funding are available. We anticipate hiring additional employees in the next twelve months on a commission basis only. We will hire necessary personnel based as needed only on a per contract basis to be compensated directly from revenues. Mr. Guzii will work on a full-time basis once we have enough revenue to sustain his full-time employment. At the present time, he is spending approximately 30 hours a week or whatever time is necessary, to further develop our business.

Item 1A. Risk Factors.

In addition to the other information provided in this registration statement, you should carefully consider the following risk factors in evaluating our business before investing in any of our common stock.

Risks Related to our Business

The minimal revenues we have generated from operations makes it difficult for you to evaluate our future business prospects and make decisions based on those estimates of our future performance.

From inception, we have generated revenues of $27,670 and obtained an income of $10,979. As a consequence, it is difficult to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in our report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in our report that our lack of revenues raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We face intense competition in our industry, and as we attempt to increase operations, we will face increasing competition from domestic and foreign companies.

The property management and maintenance market is highly competitive, with participants ranging from national and multi-regional equipment rental companies to small, independent businesses with a limited number of locations. As such, our services will face strong competition. We will compete primarily on the basis of service offering availability, customer service and price. In addition, the current political landscape and military activity in Ukraine present a situation in which the infrastructure across a large part of the country will face the threat of partial damage or total destruction. While Strong Solutions is headquartered in Ukraine, companies from neighboring countries operating in the same industry as ours may try to expand their businesses to include Ukraine, further increasing competition. Moreover, other companies with similar business models may be started in Ukraine with the aim to offer their services to building owners who have been affected by the current situation in the country. Our competitors may provide services comparable or superior to those we provide or adapt more quickly than we do to evolving industry trends or changing market requirements. Increased competition could result in lower profit margins, substantial pricing pressure, reduced market share and lower operating cash flows. Price competition, together with other forms of competition, could have a material adverse effect on our business, financial position, results of operations and operating cash flows.

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Our future sales and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our products.

Although we have not yet generated significant revenues, general economic conditions could reduce our revenues after we commence operations.

General economic conditions in Ukraine where we plan to manage properties could have an impact on our business and financial performance. The global economy in general remains uncertain. As a result, individuals and companies may delay or reduce expenditures. Weak economic conditions and/or softness in the consumer or business channels could result in lower demand for property management services, construction equipment rental, and property rehabilitation services - resulting in lower commissions, earnings and cash flows.

As we increase operations, our earnings may be sensitive to fluctuations in market prices and demand for our services.

In addition, the demand for property management services, construction equipment rental, and property rehabilitation services could decline, whether because of supply or for any other reason, including other similar services considered to be superior by end users. A decrease in the selling price received for real estate, or a decline in demand for real estate after we commence operations could have a material adverse effect on our business, results of operations and financial condition.

 Seasonality

Our revenues from rental construction equipment is subject to seasonality. We expect our revenues and operating income in the second and third calendar quarters to be generally higher than in the first and fourth calendar quarters due to seasonal fluctuations, which are generally consistent with the industry. Our non-variable operating expenses, which are treated as expenses when incurred during the year, are relatively constant on a quarterly basis. As a consequence of the seasonality of revenue and the relatively constant level of quarterly expenses, we expect a majority of our operating income will be realized in the second and third calendar quarters. We expect future operating results will follow this pattern, although revenues are also likely to be affected by both broad economic fluctuations and supply and demand cyclicality relating to the services offered. You have no assurance that we will be profitable on a quarterly or annual basis in the future.

Potential Lack of Space to Lease

A significant portion of our property management business may involve facilitating the lease of commercial property including retail, industrial, and office space. The development of new retail, industrial, and office space in Ukraine has been limited. As a consequence, in certain areas of the country, there is beginning to be inadequate office, industrial and retail space to meet demand which may have an adverse impact on our operating results.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our founder and Chief Executive Officer Mr. Guzii. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our senior management team. We will depend on the skills and abilities of key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

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Our management has no experience in managing the day-to-day operations of a public company and, as a result, we may incur additional expenses associated with the management.

Our founder and Chief Executive Officer Mr. Guzii is responsible for our operations and reporting. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $10,000-20,000 in connection with this registration statement and thereafter $50,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations. At the date of this registration statement we are not publicly owned and our stock is not publicly traded even though we will incur costs and expenses as if our stock were publicly traded.

If building owners do not renew a significant number of management services agreements, our business would be adversely affected.

We provide property management and construction equipment for rent to building owners pursuant to services agreements.  The contracts contain automatic renewal provisions but also allow building owners to terminate the contract at any time. If building owners do not renew a significant number of management services agreements or if we are unable to attract additional building owners, it would have a material adverse effect on our business and financial results.

Our inventory of rental equipment will be subject to residual value risk upon disposition.

As our rental equipment ages, we may sell individual pieces the market value of which could be less than our depreciated value at the time it is sold. The market value of used rental equipment depends on several factors, including:

•	the market price for new equipment of a like kind;

•	wear and tear on the equipment relative to its age;

•	the time of year that it is sold (prices are generally higher during the construction season);

•	worldwide and domestic demands for used equipment; and

•	general economic conditions.

Risks Related to our Potential Future Operations in Ukraine

We expect that a significant amount of our business for the foreseeable future will focus on properties located in Ukraine. The following risks could affect our business after we commence planned harmed and thus harm potential future revenues.

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

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The value of our securities will be affected by the foreign exchange rate between multiple currencies

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and the Ukrainian Hryvnia and other currencies in which our sales may be denominated. To the extent, we need to convert U.S. dollars into Ukranian Hryvnia for our operational needs, and should the Hryvnia appreciate against the U.S. dollar, our financial position and business and the price of our common stock may be harmed. Conversely, if we decide to convert our Hryvnia into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against Hryvnia, the U.S. dollar equivalent of our earnings would be reduced.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in total annual gross revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as we are deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

•	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of the Sarbanes-Oxley Act which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefit of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year after our annual gross revenues are $1 billion or more;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities;

•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

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We do not yet have substantial assets or revenues. We may not be able to attain profitability without additional funding, which may be unavailable.

We have limited capital resources. To date, we have funded our operations from limited funding and our lone client engagement, and have not generated sufficient cash from operations to be profitable. Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may for us to cease operations if additional financing is not available. No known alternative sources of funds are available to us.

Risks Related to the Market for our Stock

We do not have a public market, nor do we have a ticker symbol for our common stock.

Our common stock is currently not quoted on any market. At the date of this registration statement, we have only one stockholder. You have no assurance that we will ever have a sufficient number of stockholders for a public market to develop for our common stock, or if developed, that it will be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to purchase and resell our shares. Even if we are successful in having our common stock traded in the over-the-counter market, investors should consider the market for our securities to be limited. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permit a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. Accordingly, our shares should be considered totally illiquid, which inhibit investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, if a trading market develops and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established clients. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

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We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are no shares of our common stock held by non-affiliates and 5,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities. Our shares will be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, and affiliates may not sell more than one percent of the total issued and outstanding shares in any 90-day period and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee.  These functions are performed by the board of directors as a whole.  Our only board member is also our sole stockholder, chief executive and financial officer and is therefore not an independent director.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

As long as our sole director and chief executive officer owns a majority of our outstanding voting securities, all of which he owns at the date of this registration, any minority shareholders will have no input on corporate actions.

Our Chief Executive Officer and Director Mr. Guzii owns all of our outstanding voting securities. As a result, he can elect a majority of our board of directors and authorize or prevent significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our Chief Executive Officer and Director maintains significant control and can determine his own salary and perquisites.

Our Chief Executive Officer and Director Mr. Guzii owns all of our outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine his own salary and perquisites.

Because our Chief Executive Officer and Director holds all of our shares of common stock, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of our Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Chief Executive Officer and Director Mr. Guzii owns all of our outstanding voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price.

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We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of the date of this registration statement we had 5,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 70,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors who are citizens of or reside in the United States pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind our purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996.

If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

13

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell our shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation.

The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit our own interests rather than the interests of the corporation and our other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

14

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Political, economic, and military conditions in Ukraine could negatively impact our business.

We could be adversely affected by the current political landscape in Ukraine. Due to the ongoing conflict with Russia, and the sanctions imposed on them, some resources may not be available in Ukraine for extend periods of time. Russia supplies natural gas and petrol for Ukraine, and without access to these resources for extended periods of time, our ability to operate may be severely hindered.

It may be difficult to serve process and enforce judgments against our directors and executive officers in Ukraine.

Our Chief Executive Officer, Andrii Guzii is not a resident of the United States, and substantially all of our assets and the assets of these persons may be located outside the United States. Therefore, it may be difficult to effect service of process within the United States on us or any of our executive officers or directors who are non-residents of the United States and/or bring an original action in an Ukrainian court against us or against any of our executive officers or directors to enforce liabilities based upon the United States federal securities laws. It may further be difficult to enforce court judgments obtained in the United States, including those predicated upon the civil liability provisions of the United States federal securities laws, against us or against any of our executive officers or directors that are non-residents of the United States. Ukrainian courts may refuse to hear a claim based on a violation of U.S. securities laws because Ukraine is not the most appropriate forum in which to bring such a claim. In addition, even if a Ukrainian court agrees to hear a claim, it may determine that Ukrainian law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable the substance of the applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Ukrainian law.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

15

Item 2. Financial Information

Management's discussion and analysis of financial condition and results of operations.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this registration statement.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.

Overview:

Since our inception we have engaged in the following significant operating activities:

Company set up:

a.	Incorporate company in state of Nevada
b.	Set up main executive office in Ukraine
c.	Open up bank account for the company

Secured initial capital by a contribution from our founder, Chief Executive Officer and Director Commenced significant other operational activities, such as:

a.	Have researched and identified potential new clients
b.	Have arranged for and met with various potential clients
c.	Have drafted and began production of various marketing materials

 As of the date of this form, we have obtained a written agreement for our services with:

Protel Management, LLC
Firm Markus,

16

Plan of Operations for Twelve Months

We plan to undertake the following activities during our twelve months of operations following the date of this registration statement. These activities are subject to funding. At the date of this registration statement, we do not have any funding or resources to begin or complete these activities.

Create Sales and Marketing Programs: during start up

Cost: $15,000

Create and develop marketing materials. Create and develop real estate program infrastructure, continue to identify new clients, develop a network of referrals working on our behalf, and stimulate word-of-mouth client referrals. Create and develop online pay-per-click marketing programs. Purchase sales leads lists.

Grow our Client base and Corporate Brand: during start up

Cost: $15,000

Complete website and develop a corporate brand identity. Hire third party call center for inbound call routing and tenant-emergency call service. Evaluate the success of our marketing materials and its impact on the demand for our services. Purchase sales leads lists, grow client base through word of mouth referrals.

Expand Marketing Program: during start up

Cost: $10,000

Increase our marketing campaign focus on the construction industry, a key component of our overall campaign, while expanding to include other areas of the real estate market. Build personal relations with construction managers and real estate owners. Engage local construction companies, inform them of our construction equipment rental service and other services.

Keep our website current and regularly update content and specific information about the services we offer.

Identify Major Developers and Hire Salespeople: during start up

Cost: $10,000

Identify and market directly to major developers of real estate in our region. Depending upon the success of this offering, we may go to hire one or more salespeople to locate new potential clients and inform them of our services.

Results of Operations for the Year ended December 31, 2016 and December 31, 2015

During the year ended December 31, 2016 we generated $12,300 in revenues and $13,300 during the year ended December 31, 2015. In 2016 we generated $7,300 from Protel management and $5,000 from firm Marcus.

In 2015 we generated $9,000 from Protel management and $4,3000 from firm Marcus.

Operating expenses during the year ended December 31, 2016, were $803, which was general and administrative expense that we paid to Nevada secretary of state and registration agent for renewal. Operating expenses during the year ended December 31, 2015 were $13,343 mainly consisting of legal fees $5,120 , audit fees $2,500, repair expenses $4,930 and some other business expenses.

Our revenue in 2016 from Protel management was decrised on $1,700 in compare with 2015 and we had $700 more in revenue from firm Marcus in 2016 than in 2015.

We didn’t use legal and audit services for our business in 2016, also our construction equipment did not need to be repaired therefore our expenses were negligible .

As a result, we generated profit as of $11,497 in 2016 and a loss of $43 during the year ended December 31, 2015 respectively.

Results of Operations for the six months ended June 30, 2017 and 2016

For the six months period ended June 30,2017 we generated $5,215 in revenues and our cash balance was $4,952 . For the six months period ended June 30,2016 we generated $5,470 in revenues and our cash balance was $13,615.

For the six months period ended June 30,2017 we had $3,727 company expenses consist of $3,000 audit fee, $650 Nevada secretary of state for renewal , $49 registered agent fees in state of NV and bank fees $28 .

Our profit from operations was $1,488.

For the six months period ended June 30,2016 we had $797 expenses include fee for Nevada secretary of state for renewal and registered agent fees in state of NV .Our profit from operations was $4,673 .

Our cash balances were not sufficient to fund our limited levels of operations for any period of time without further revenue or proceeds from this offering. We have may utilize funds from Andrii Guzii our Chief Executive Officer and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Guzii however, has no binding contractual arrangement or legal obligation to advance or loan funds to the company on the basis of this verbal agreement. In order to implement our plan of operations in the next twelve months, we need to raise $50,000 in addition to the costs of becoming a reporting company. Being a development stage company, we have a limited operating history but have meaningfully commenced business operations based upon the amount of revenue we have been able to generate.

17

We are a development stage company and have generated $5,215 in revenue for the six months period ended June 30,2017. $3,215 we generated from Protel Management. Our revenue for the six months period ended June 30,2016 was $5,470 including $3,320 was generated pursuant to our agreement with Protel Management. Pursuant to our agreement with Protel Management, we provide real estate management in Ukraine. The services we provide include identifying suitable opportunities for future real estate development and construction by Protel Management and oversight of planned development and construction of real estate managed by Protel Management, and the management of completed residential real estate represented by Protel Management to consumers residing in and outside of Ukraine. Protel Management and we are unrelated entities.

For the six months period ended June 30,2017 $2,000, we generated pursuant to our agreement with firm Marcus in which we agreed to provide the company with construction equipment for rent.

For the six months period ended June 30,2016 $2,150, we generated from firm Marcus as well.

For the six months period ended June 30,2017 our total operating expenses composed $3,727, include audit fees ($3,000), bank fees ($28) and other business expenses ($699). For the six months period ended June 30,2016 our total operating expenses was $797 , include renewal registration fees.

At the present time, we have not made any arrangements to raise additional cash. If we unable to raise additional cash, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

During start up period, our operations will be limited due to the limited amount of funds on hand. Our specific goal is to profitably market and rent our construction equipment and sell related property management and property rehabilitation services.

Liquidity and Capital Resources At June 30, 2017

Cash	$4,952
Accrued Revenue	$17,515
Total Liabilities and stockholders' equity	$22,467

Assuming we obtain sufficient funding to complete our management programs, we intend to buy software for marketing, real estate management, bookkeeping and operations and integrate them together. We intend to employ and train our staff with the latest available real estate management/operations criteria in order to provide an integrated streamlined service to our clients.

If we are unable to raise sufficient equity funds or obtain alternate financing, we may never complete development and become profitable. In order to become profitable, we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of June 30, 2017, we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

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Item 3. Properties

Our 400-square foot corporate office is located at 2/13 Korolenko Str. Kharkov, Ukraine. These offices are provided free of charge by Mr. Guzii, our sole director and chief executive officer. We will pay Mr. Guzii rent at $300 per month at the time our financial condition enables us to do so. We believe that our current offices are sufficient to accommodate our operations for the foreseeable future.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following tables set forth, as of the date of this registration statement, the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors and executive officers as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

Name	Number of Shares of Common stock	Percentage
Andrii Guzii	5,000,000	100%
Mr. Guzii’s address is our address.
All executive officers and directors as a group [1 persons]	5,000,000	100%

Item 5. Directors and Executive Officer

Our stockholders elect our board of directors annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our board of directors elect our executive officers annually. Our directors and executive officers are as follows:

Name	Age	Position	Beginning Date
Andrii Guzii	37	Chief Executive Officer, Chief Financial Officer and Director	Inception

Mr. Guzii served as Director of Contact Center, a call center started by Mr. Guzii, in Ukraine from January to April 2014. Mr. Guzii started the company, developed a business plan, and optimized operations. From June 2008 to January 2011, he was a branch manager of Ukrgastech LLC, where he oversaw management of twelve employees and communicated with government authorities regarding approval of construction contracts. Prior to becoming branch manager, Mr. Guzii was head of the production department at Ukrgastech, working in contract procurement and preparation of financial plans. We believe his experience in establishing and guiding development stage companies, along with his experience in the construction make Mr. Guzii a suitable director and executive officer. In 2003, Mr. Guzii received his Masters of Law degree from Kharkov Law National University.

Item 6. Executive Compensation

Since inception, we have not paid any compensation to Mr. Guzii in his capacity of sole director and our only executive officer. We expect to pay him an annual salary of $40,000 when we have funding or revenues available for that purpose. We do not have an employment agreement with Mr. Guzii.

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Item 7. Certain Relationships and Related Party Transactions, Director Independence

Mr. Guzii provides our executive offices at no charge. When we obtain funding or revenues, we plan to pay Mr. Guzii annual rental of $3,600 for the offices under a verbal agreement. We believe this rental rate is as favorable as those that could be obtained from unrelated parties.

Andrii Guzii, our director and chief executive officer, paid equipment repair expense of $4,930 during 2015 and the company reimbursed him the full amount in 2016.

Item 8. Legal Proceedings

We are not involved in any legal proceeding.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

No public market currently exists for our common stock. We have only one stockholder of record. Action Stock Transfer Corporation is our transfer agent.

Located: 2469 Fort Union Blvd #214, Cottonwood Heights, UT 84121. Phone # (801) 274-1088

Dividends

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Item 10. Recent Sales of Unregistered Securities.

On November 14, 2014, we sold 5,000,000 shares of common stock to Mr. Guzii at a price of $0.002 per share, for aggregate offering proceeds of $10,000. Mr. Guzii is neither a citizen or resident of the United States. No broker-dealer was involved in the sale and no commissions or other compensation were paid. We have relied on Regulation D under the Securities Act of 1933 for an exemption from registration based on Mr. Guzii’s citizenship and residency in Ukraine.

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Item 11. Description of Registrant’s Securities to be Registered

The following description of our common stock is qualified in its entirety by our Articles of Incorporation, as amended, our bylaws and the corporation law of Nevada. We are authorized to issue seventy-five million shares of common stock, $0.0001 par value per share. Holders of our common stock:

(i)	have one vote per share on election of each director and other matters submitted to a vote of stockholders;

(ii)	have equal rights with all holders of issued and outstanding common stock to receive dividends from funds legally available therefore, if any, as may be declared from time to time by the board of directors;

(iii)	are entitled to share equally with all holders of issued and outstanding common stock in all of our assets remaining after payment of liabilities, upon liquidation, dissolution or winding up of our affairs;

(iv)	do not have preemptive, subscription or conversion rights;

(v)	do not have redemption or sinking fund provisions applicable thereto; and

(vi)	do not have cumulative voting rights.

All shares of common stock outstanding are duly authorized, legally issued, fully paid and non-assessable.

Item 12. Indemnification of Directors and Officer

Nevada law authorizes us to indemnify our directors, officers and employees. Our Bylaws provide that we will indemnify, to the fullest extent permitted by the Nevada Revised Statutes, each person who is or was a director, officer, employee or agent and who serves or has served us or any other enterprise or organization at the request of our request. Pursuant to Nevada law, these provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as US securities laws and Ukrainian laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was our director or officer or any of affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

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 Item 13. Financial Statements and Supplementary Data

22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Strong Solutions, Inc.:

We have audited the accompanying balance sheets of Strong Solutions, Inc. (“the Company”) as of December 31, 2016 and 2015 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Strong Solutions, Inc., as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company’s minimal operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC
Lakewood, CO
August 1, 2017

F-1

STRONG SOLUTIONS, INC.
BALANCE SHEETS (AUDITED)
DECEMBER 31, 2015, DECEMBER 31, 2016

	December 31, 2015	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$14,412	$8,679
Accounts Receivable	—	$12,300
Total Current Assets	$14,412	$20,979

TOTAL ASSETS	$14,412	$20,979

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$4,930
Non-current Liabilities
Deferred Income Tax Liability	—	$1,725
Total Liabilities	$4,930	$1,725

Stockholders' Equity
Common stock, $0.0001 par value; 75,000,000 shares authorized 5,000,000 shares issued and outstanding	$500	$500
Additional paid in capital	$9,500	$9,500
Retained Earnings	$(518)	$9,254
Total Stockholders' Equity	$9,482	$19,254

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,412	$20,979

F-2

STRONG SOLUTIONS, INC.
STATEMENTS OF OPERATIONS (AUDITED)
YEAR ENDED DECEMBER 31, 2015
YEAR ENDED DECEMBER 31, 2016

	For the year ended December 31, 2015	For the year ended December 31, 2016
Commissions revenue	$13,300	$12,300

Operating expenses:
Legal fees	$5,120
Bank's fee	$378	$6
Audit fees	$2,500
Other business expenses	$415	$797
Repairs	$4,930
Total operating expenses	$13,343	$803

Net income (loss) from operations before income taxes	$(43)	$11,497

Income tax	—	$1,725

Net income (loss)	$(43)	$9,772

Profit (Loss) per common share	$0.00	$0.00

Weights average of shares outstanding	5,000,000	5,000,000

F-3

STRONG SOLUTIONS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (AUDITED)
ON DECEMBER 31, 2015 AND DECEMBER 31, 2016

	Common Stock
	Shares	Amount	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity
Balance, December 31, 2014	5,000,000	500	$9,500	$(475)	$9,525
Net profit (loss) for the period				(43)	$(43)
Balance, December 31, 2015	5,000,000	$500	$9,500	$(518)	$9,482
Net profit (loss) for the period				$9,772	$9,772
Balance, December 31, 2016	5,000,000	$500	$9,500	$9,254	$19,254

F-4

STRONG SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS (AUDITED)
YEAR ENDED DECEMBER 31, 2015
YEAR ENDED DECEMBER 31, 2016

	For the Year Ended December 31, 2015	For the Year Ended December 31, 2016
Cash flows from operating activities:
Net income (loss)	$(43)	$9,772
Add/deduct items not affecting cash:
(Increase)/Decrease in Accounts Receivable	$—	$(12,300)
Increase/(Decrease) in Accounts Payable	$4,930	$(4,930)
Increase/(Decrease) in Deferred Income Tax Liability (Non-current)	$—	$1,725
Net cash used in operating activities	$4,887	$(5,733)

Cash flows from investing activities:

Net cash used in investing activities	—	—

Cash flows from financing activities:
Proceeds from sale of common stock	$0	$0
Net cash provided by financing activities	$0	$0

Net change in cash	$4,887	$(5,733)
Cash, beginning of the period	$9,525	$14,412
Cash, end of the period	$14,412	$8,679

Income taxes paid	$0	$0

F-5

STRONG SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Strong Solutions, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on June 18, 2014 for engagement in business of real estate management, maintenance and rehabilitation and construction equipment rental in Eastern Europe, and specifically in Ukraine. The Company provides this service for companies and for individuals outside of the United States of America.

As a development-stage enterprise, the Company had limited operating revenues through December 31,2016. Recorded Commission Revenue was generated from Ukrainian clients. The Company is currently devoting substantially all of its present efforts to securing and establishing a new business.

NOTE 2 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has small operating history with with a cash balance of $8,679 as of December 31, 2016 and net profit from operation of $11,497. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of our development efforts and our efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

Accounts receivable

Accounts receivable are recorded at invoiced amount and will be paid. However, taking into account that the debt was not repaid within 90 days an allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating bad debts. Such factors include current accounts receivable, the relationship of the allowance to accounts receivable and current economic conditions. The determination of the collectability of amounts due from customer accounts requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer accounts, and the financial condition of our clients. Based on a review of these factors, the Company may establish or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At December 31, 2016, an allowance for doubtful accounts was not considered necessary as all accounts receivable are deemed collectible.

F-6

Revenue recognition

The Company considered recognizes our revenue on the accrual basis, revenue is recognized when earned, before cash is received.

Revenues are reported on the income statement when the services have been performed. The rent agreement confirmed, the price is fixed or readily determinable, and collectability is done. Revenues are recognized when the risks and rewards of ownership have passed to the customer, based on the terms of sale. We considered net revenue as a principal. Our revenue includes the net amounts that come from Client for the Property Management.

Some of our transactions falls into gross and also some transactions going to net categories.

Certain revenues from our service are based on a net reporting because they meet the criteria for net reporting method pursuant to ASC 605-45 (Principal Agent Considerations).

We recognized income from Protel Management as a net because:

The Company does not get gross payments directly from buyers or tenant. The Company received commission from real estate owners or their representatives who hired the Company as a Manager . The Company is not a contract party between landlord and tenant.

The Company involved in the communication between them as a Manager .. Therefore, we determined this indicator to result in revenue reported on a net basis.

We recognized income from firm Marcus as a gross because:

1.	We are primarily responsible for fulfilling the promise to provide the specified equipment or service.
2.	We have inventory risk before the equipment or service has been transferred to a customer, or after transfer of control to the client (Our client has a right on return).
3.	We have the discretion in establishing the prices for the construction equipment or service.

Cash equivalents

The Company considers all highly liquid instruments and tries to work in cash equivalent segment. The Company’s funds are deposited in insured institutions.

Income Taxes

We are subject to income taxes in the U.S. February 8, 2017 USA and Ukraine signed an Intergovernmental Agreement (IGA) to implement provisions of the Foreign Account Tax Compliance Act (FATCA) and to promote transparency between the two nations on tax matters.

We are not pay income tax in Ukraine. Our income taxes consist of deferred taxes which will be paid upon receipt of income. For now, we have deferred tax liabilities $1,725 on the period ended December 31,2016.

The Company accounts for income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

F-7

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

NOTE 4 – COMMON STOCK ISSUED AND OUTSTANDING

The Company issued 5,000,000 common stocks for $10,000.

NOTE 5 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents approximate their fair values due to their short-term nature.

NOTE 6 – CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at a Wells Fargo financial institution. The balance, at any given time, may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits of $250,000 per institution. Our cash balances at December 31, 2016 were within FDIC insured limits.

Concentration of revenues.

Since the Company have only two clients from which we receive the income our revenues concentrate from particular clients Protel Management and firm Marcus. It shows our vulnerability from them and in present time we can't diversify in order to mitigate the risks.

We can have the potential for serious impact that can result from a complete or partial loss of business from our clients and as a consequence of the change in income.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of our business.

The Company is not currently a party to any material legal proceedings, nor is we aware of any other pending or threatened litigation that would have a material adverse effect on our business, operating results, cash flows or financial condition should such litigation be resolved unfavorable.

F-8

NOTE 8 – RELATED PARTY TRANSACTIONS

Andrii Guzii, our director and chief executive officer, paid equipment repair expense of $4,930 during 2015 and the company reimbursed him the full amount in 2016.

NOTE 9 – STOCKHOLDERS’ EQUITY

From our inception on June 18, 2014 through December 31, 2016, the Company issued 5,000,000 shares of common stock to the Company’s founder.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC 855 the Company’s management reviewed all material events through the date these financial statements were available to be issued, and there are no material subsequent events.

F-9

Item 13. Financial Statements and Supplementary Data

 Financial Statements:

Balance Sheets at June 30, 2017 (Unaudited) and December 31, 2016	F-11
Statements of Operations for the three months ended June 30, 2017 and June 30, 2016, and six months ended June 30, 2017 and June 30, 2016(Unaudited)	F-12
Statements of Cash Flows for the six months ended June 30, 2017 and June 30, 2016 (Unaudited)	F-13
Notes to Financial Statements	F-14 - F-17

F-10

STRONG SOLUTIONS, INC.
BALANCE SHEETS
JUNE 30,2017 , DECEMBER 31,2016

	June 30, 2017 (UNAUDITED)	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$4,952	$8,679
Accounts Receivable	$17,515	$12,300
Total Current Assets	$22,467	$20,979

TOTAL ASSETS	$22,467	$20,979

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

Non-current Liabilities
Deferred Income Tax Liability	1,948	$1,725
Total Liabilities	$1,948	$1,725

Stockholders' Equity
Common stock, $0.0001 par value; 75,000,000 shares authorized 5,000,000 shares issued and outstanding respectively	$500	$500
Additional paid in capital	$9,500	$9,500
Retained Earnings	$10,519	$9,254
Total Stockholders' Equity	$20,519	$19,254

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$22,467	$20,979

F-11

STRONG SOLUTIONS, INC.
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2017 AND JUNE 30, 2016
AND FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND JUNE 30, 2016(UNAUDITED)

	For the three months ended June 30, 2017	For the three months ended June 30, 2016	For the six months ended June 30, 2017	For the six months ended June 30, 2016
Commissions revenue	$2,230	$3,240	$5,215	$5,470
Operating expenses:
General and administration expense	$3,727	$797	$3,727	$797
Total operating expenses	$3,727	$797	$3,727	$797
Net income (loss) from operations before income taxes	$(1,497)	$2,443	$1,488	$4,673

Income tax	$—	$366	$223	$701

Net income (loss)	$(1,497)	$2,077	$1,265	$3,972

Profit (Loss) per common share	$0.00	$0.00	$0.00	$0.00

Weights average of shares outstanding	5,000,000	5,000,000	5,000,000	5,000,000

F-12

STRONG SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2017 AND JUNE 30,2016(UNAUDITED)

	For the six months period Ended June 30, 2017	For the six months period Ended June 30, 2016
Cash flows from operating activities:
Net income (loss)	$1,265	$3,972
Add/deduct items not affecting cash:
(Increase)/Decrease in Accounts Receivable	$(5,215)	$(5,470)
Increase/(Decrease) in Deferred Income Tax Liability (Non-current)	$223	$701
Net cash used in operating activities	$(3,727)	$(797)

Cash flows from investing activities:	—	—

Cash flows from financing activities:	—	—
Net change in cash	$(3,727)	$(797)
Cash, beginning of the period	$8,679	$14,412
Cash, end of the period	$4,952	$13,615

Supplemental Disclosures regarding cash flows information
Interest paid	$0	$0
Income taxes paid	$0	$0

F-13

STRONG SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Strong Solutions, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on June 18, 2014 for engagement in business of real estate management, maintenance and rehabilitation and construction equipment rental in Eastern Europe, and specifically in Ukraine. The Company provides this service for companies and for individuals outside of the United States of America.

As a development-stage enterprise, the Company had limited operating revenues through June 30,2017. Recorded Commission Revenue was generated from Ukrainian clients. The Company is currently devoting substantially all of its present efforts to securing and establishing a new business.

NOTE 2 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has a small operating history with cash balance of $4,952 as of June 30, 2017 and net profit from operation of $1,488. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of our development efforts and our efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

Accounts receivable

Accounts receivable are recorded at invoiced amount and will be paid. However, taking into account that the debt was not repaid within 90 days an allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating bad debts. Such factors include current accounts receivable, the relationship of the allowance to accounts receivable and current economic conditions. The determination of the collectability of amounts due from customer accounts requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer accounts, and the financial condition of our clients. Based on a review of these factors, the Company may establish or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At June 30, 2017, an allowance for doubtful accounts was not considered necessary as all accounts receivable are deemed collectible.

F-14

Revenue recognition

The Company considered recognizes our revenue on the accrual basis, revenue is recognized when earned, before cash is received.

Revenues are reported on the income statement when the services have been performed. The rent agreement confirmed, the price is fixed or readily determinable, and collectability is done. Revenues are recognized when the risks and rewards of ownership have passed to the customer, based on the terms of sale. We considered net revenue as a principal. Our revenue includes the net amounts that come from Client for the Property Management and rent service.

Some of our transactions falls into gross and also some transactions going to net categories.

Certain revenues from our service are based on a net reporting because they meet the criteria for net reporting method pursuant to ASC 605-45 (Principal Agent Considerations).

We regognased income from Protel Management as a net because:

The Company does not get gross payments directly from buyers or tenant. The Company received commission from real estate owners or their representatives who hired the Company as an agent. The Company is not a contract party between landlord and tenant.

The Company involved in the communication between them as an agent. Therefore, we determined this indicator to result in revenue reported on a net basis.

We recognized income from firm Marcus as a gross because:

1.     We are primarily responsible for fulfilling the promise to provide the specified equipment or service.

2.     We have inventory risk before the equipment or service has been transferred to a customer, or after transfer of control to the client (Our client has a right on return).

3.     We have the discretion in establishing the prices for the construction equipment or service.

Cash equivalents

The Company considers all highly liquid instruments and tries to work in cash equivalent segment. The Company’s funds are deposited in insured institutions.

Income Taxes

We are subject to income taxes in the U.S. February 8, 2017 USA and Ukraine signed an Intergovernmental Agreement (IGA) to implement provisions of the Foreign Account Tax Compliance Act (FATCA) and to promote transparency between the two nations on tax matters.

We are not pay income tax in Ukraine. Our income taxes consist of deferred taxes which will be paid upon receipt of income. For now, we have deferred tax liabilities $1,948 as of June 30,2017.

The Company accounts for income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

F-15

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

NOTE 4 – COMMON STOCK ISSUED AND OUTSTANDING

The Company issued 5,000,000 common stocks for $10,000.

NOTE 5 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents approximate their fair values due to their short-term nature.

NOTE 6 – CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at a Wells Fargo financial institution. The balance, at any given time, may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits of $250,000 per institution. Our cash balances at June 30, 2017 were within FDIC insured limits.

Concentration of revenues.

Since the Company have only two clients from which we receive the income our revenues concentrate from particular clients Protel Management and firm Marcus. It shows our vulnerability from them and in present time we can't diversify in order to mitigate the risks.

We can have the potential for serious impact that can result from a complete or partial loss of business from our clients and as a consequence of the change in income.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of our business.

The Company is not currently a party to any material legal proceedings, nor is we aware of any other pending or threatened litigation that would have a material adverse effect on our business, operating results, cash flows or financial condition should such litigation be resolved unfavorable.

F-16

NOTE 8 – RELATED PARTY TRANSACTIONS

We don’t have any related party transactions for the six months period ended June 30,2017 .

NOTE 9 – STOCKHOLDERS’ EQUITY

From our inception on June 18, 2014 through June 30, 2017, the Company issued 5,000,000 shares of common stock to the Company’s founder.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC 855 the Company’s management reviewed all material events through the date these financial statements were available to be issued, and there are no material subsequent events.

F-17

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any changes in or disagreements with accountants.

40

Item 15. Exhibits

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed in Original Registration Statement on Form 10)
3.2	Bylaws of the Registrant (filed in Original Registration Statement on Form 10)
10.1	Contract with Protel Management (filed in Original Registration Statement on Form 10)
10.2	Summary of Oral Agreements between Mr. Guzii and the Company (filed in Original Registration Statement on Form 10)
10.3	Contract with firm Markus (filed in Original Registration Statement on Form 10)

41

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized.

Strong Soltuions, Inc.

By:	/s/ Andrii Guzii
Andrii Guzii, President

Date:	September 8, 2017

Signature and Name	Title	Date

/s/ Andrii Guzii	Director, President and Chief Financial Officer	September 8, 2017
Andrii Guzii

42